                                                                    Exhibit 31.2


                      CERTIFICATION PURSUANT TO SECTION 302
                        OF THE SARBANES-OXLEY ACT OF 2002

I, John E. Lushefski, Executive Vice President and Chief Financial Officer of Millennium Chemicals Inc., certify that:

1. I have reviewed this annual report on Form 10-K of Millennium Chemicals Inc. as filed with the Securities and Exchange Commission on March 12, 2004 and as amended by Amendment No. 1 to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 27, 2004, Amendment No. 2 to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on August 9, 2004, Amendment No. 3 to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on September 23, 2004 and this Amendment No. 4 to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on the date hereof;

2. Based on my knowledge, this annual report, as amended, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. [Intentionally Omitted];

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

         a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

         b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the year covered by this report based on such evaluation; and

         c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

         a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

         b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls over financial reporting.

Date: September 24, 2004
                                                  /s/ JOHN E. LUSHEFSKI
                                                  ------------------------------
                                                  John E. Lushefski
                                                  Executive Vice President and
                                                  Chief Financial Officer
                                                  (Principal Financial Officer)